Exhibit 99.1

Rotech Healthcare Reports Estimated Potential Impact of Medicare Policy on Reimbursement for Compounded Budesonide Preparations

Thursday April 20, 8:15 am ET

ORLANDO, Fla.—(BUSINESS WIRE)—April 20, 2006—Rotech Healthcare Inc. (NASDAQ:ROHI—News) today announced that earlier this week the Company received Medicare reimbursement payments for compounded budesonide at a new reimbursement rate. If the new reimbursement rate is upheld by regulatory authorities, it would reduce the Company’s annual revenues for 2006 by approximately $30 million and would reduce fully diluted earnings per share for 2006 by approximately $0.68. The Company believes that this new reimbursement rate is not merited and is working with regulatory authorities to reverse this change, although the final regulatory outcome of this matter cannot be predicted.

As previously reported in the Company’s annual report on Form 10-K, the Centers for Medicare and Medicaid Services (“CMS”) established a new billing code and payment methodology for compounded budesonide effective January 1, 2006, which could have a material adverse effect on the Company’s revenues, profitability and results of operations if the resulting payment rates were significantly less than the rates used in prior periods.

The Company has not been able to quantify the potential effects of the new billing code and payment methodology. However, on April 17, 2006, the Company received its first 2006 payment for compounded budesonide from a single Medicare contractor for approximately ten claims at the reimbursement rate of $0.29 per 0.5 mg. The Company believes this payment reflects a Medicare contractor’s determination to reimburse compounded formulations of budesonide on a different basis than non-compounded formulations of the drug. The reimbursement rate for non-compounded budesonide is $4.408 per 0.5mg and $4.374 per 0.5mg, respectively, for the first and second quarter of 2006.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 485 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to the risks, uncertainties and assumptions associated with: changes in budesonide reimbursement and other reimbursement policies as well as other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid, including, without limitation, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the uncertainties relating to inhalation drug reimbursement; the collectibility of the Company’s accounts receivable; healthcare reform and the effect of changes in federal and state healthcare regulations generally; compliance with various settlement agreements and corporate compliance programs established by the Company; compliance with confidentiality requirements with respect to patient information; and other factors as described in the “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, which may cause actual future results to differ materially from those expressed in our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, beliefs, projections or expectations only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact:

Rotech Healthcare Inc., Orlando

Philip L. Carter or Barry E. Stewart, 407-822-4600